UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 29, 2013

EOS PETRO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-53246	98-0550353
(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 2520
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 552-1555
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On August 21, 2013, Eos Petro, Inc. (the “Company”) entered into an Amended and Restated Cook Inlet Participation Agreement (as subsequently amended on October 17, 2013, the “Agreement”) with Buccaneer Alaska, LLC (“Buccaneer”) and Buccaneer Alaska Operations, LLC, with respect to the farm-out of certain Alaskan-based oil & gas projects in which Buccaneer owns rights. Pursuant to the Agreement, the Company had the right to earn interests in such oil & gas projects in exchange for the provision of certain drilling and operating funds.

On November 29, 2013, Buccaneer terminated the Agreement. Buccaneer’s decision to terminate was based upon its lack of receipt of certain funds, which, under the Agreement, the Company could have provided to Buccaneer to obtain an interest in certain of the oil & gas projects. The Company did not provide such funds because, among other reasons, the Company determined that the interests in the oil & gas projects which it could have ultimately obtained from the Agreement did not warrant the Company’s investment of the amount of funds required by the Agreement to obtain such interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 5, 2013

EOS PETRO, INC.

By:	/s/ Nikolas Konstant
Nikolas Konstant

Chairman of the Board and Chief Financial Officer